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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in Amendment No. 2 to Registration Statement on Form SB-2 of Primal Solutions, Inc. of our report dated March 2, 2004, except for Notes 3 and 12, for which the date is March 27, 2004, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the headings "Selected Financial Information" and "Experts" in the Prospectus.

/s/ HASKELL & WHITE LLP
HASKELL & WHITE LLP
Irvine, California September 9, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM